Exhibit 99.4

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made this 26th day of November, 2012, by and between Sun Capital Advisers Trust (“Sun Capital Trust”), a Delaware statutory trust with its principal place of business at One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, on behalf of the “Acquired Fund” defined below, MFS Variable Insurance Trust II (“MFS VIT II”), a Massachusetts business trust with its principal place of business at 500 Boylston Street, Boston, Massachusetts 02116, on behalf of the “Surviving Fund” defined below and, solely with respect to paragraphs 9.2 and 11.2, Massachusetts Financial Services Company (“MFS”).

Acquired Fund	Corresponding Surviving Fund
SC PIMCO High Yield Fund	MFS High Yield Portfolio

The Acquired Fund and the Surviving Fund are also referred to herein as a “Fund” and, together, as the “Funds.”

This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of the regulations under Section 368(a) (the “Regulations”) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The reorganization will consist of (1) the transfer of the Assets (as defined herein) of the Acquired Fund to the Surviving Fund in exchange solely for the assumption by the applicable Surviving Fund of the Liabilities (as defined herein) of the Acquired Fund and the issuance to the Acquired Fund of shares of beneficial interest, no par value (“shares”), in the Surviving Fund (the “Reorganization Shares”), (2) the distribution of the Reorganization Shares to the shareholders of the Acquired Fund in liquidation of the Acquired Fund as provided herein, and (3) the termination of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Agreement (collectively, the “Reorganization”).

All representations, warranties, covenants and obligations of the Acquired Fund contained herein shall be deemed to be representations, warranties, covenants and obligations of Sun Capital Trust, acting on behalf of the Acquired Fund, and all representations, warranties and covenants of the Surviving Fund contained herein shall be deemed to be representations, warranties, covenants and obligations of MFS VIT II, acting on behalf of the Surviving Fund, and all rights and benefits created hereunder in favor of the Acquired Fund shall inure to, and shall be enforceable by, Sun Capital Trust, acting on behalf of the Acquired Fund, and all rights and benefits created hereunder in favor of the Surviving Fund shall inure to, and shall be enforceable by, MFS VIT II, acting on behalf of the Surviving Fund, respectively.

The Acquired Fund’s shares are divided into two classes, designated Initial Class shares and Service Class shares (the “Initial Class Acquired Fund Shares” and the “Service Class Acquired Fund Shares” respectively, and together, the “Acquired Fund Shares”). The Surviving Fund’s shares are also divided into two classes (the “Surviving Fund Shares”), which are likewise designated Initial Class shares and Service Class shares (the “Initial Class Reorganization Shares” and the “Service Class Reorganization Shares” respectively, and, together, the “Reorganization Shares”). Each class of Acquired Fund Shares is substantially similar to the corresponding class of Reorganization Shares, i.e., the Acquired Fund’s Initial Class and Service Class shares correspond to the Surviving Fund’s Initial Class and Service Class shares.

In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. The Reorganization

1.1 The Acquired Fund will transfer to the Surviving Fund all of its assets (consisting of, without limitation, portfolio securities and instruments, dividend and interest receivables, receivables for shares sold, claims and rights of action, cash and all other assets) as set forth in a statement of assets and liabilities as of the Valuation Time (as defined in paragraph 2.1 hereof), certified by the Acquired Fund’s Treasurer or Assistant Treasurer and delivered by the Acquired Fund to the Surviving Fund pursuant to paragraph 5.7 hereof (the “Statement of Assets and Liabilities”) as well as any unknown or contingent assets of the Acquired Fund not set forth in the statement of assets and liabilities and arising thereafter (collectively, the “Assets”), free and clear of all liens and encumbrances, except as otherwise provided herein, in exchange solely for (a) the assumption by the Surviving Fund of all of the liabilities of the Acquired Fund including the Acquired Fund’s liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, known or unknown, contingent, or otherwise, whether or not arising in the ordinary course of business (collectively, the “Liabilities”) and (b) the issuance and delivery by the Surviving Fund to the Acquired Fund, for distribution in accordance with paragraph 1.3 hereof pro rata to the Acquired Fund shareholders of record determined as of the Valuation Time (the “Acquired Fund Shareholders”), of the number of full and fractional (rounded to the third decimal place) Reorganization Shares determined as provided in paragraph 2.2 hereof. Such transactions shall take place at the closing provided for in paragraph 3.1 hereof (the “Closing”). The Acquired Fund will use commercially reasonable efforts to discharge all of its known Liabilities prior to the Closing.

1.2 The Acquired Fund has provided the Surviving Fund with a list of the current securities holdings and other assets of the Acquired Fund as of the date of execution of this Agreement.

1.3 On or as soon after the closing date established in paragraph 3.1 hereof (the “Closing Date”) as is conveniently practicable, the Acquired Fund will distribute the Reorganization Shares it received pursuant to paragraph 1.1 hereof pro rata to the Acquired Fund Shareholders in actual or constructive exchange for their Acquired Fund Shares in complete liquidation of the Acquired Fund (such date, the “Liquidation Date”). Such distribution will be accomplished by the transfer of the Initial Class and Service Class Reorganization Shares then credited to the account of the Acquired Fund on the books of the Surviving Fund to open accounts on the share records of the Surviving Fund in the names of the Acquired Fund Shareholders and representing the respective pro rata number of full and fractional (rounded to the third decimal place) Initial Class and Service Class Reorganization Shares due such shareholders, by class (i.e., the account for each Acquired Fund Shareholder of Initial Class and Service Class Acquired Fund Shares shall be credited with the respective pro rata number of Initial Class and Service Class (as applicable) Reorganization Shares due that shareholder). The Surviving Fund will not issue share certificates representing the Reorganization Shares in connection with such distribution. The exchange of the Acquired Fund’s shares for the Surviving Fund’s shares shall constitute a full cancellation of those Acquired Fund Shares and shall terminate any continuing rights of the holders of the Acquired Fund Shares as such.

1.4 The Acquired Fund shall use reasonable efforts to ensure that Acquired Fund Shareholders holding certificates representing their ownership of Acquired Fund Shares surrender such certificates or deliver an affidavit with respect to lost certificates, in such form and accompanied by such surety bonds as the Acquired Fund may require (collectively, an “Affidavit”), to the Acquired Fund prior to the Closing Date. Any Acquired Fund Share certificate that remains outstanding on the Closing Date shall be deemed to be cancelled, shall no longer show evidence of ownership of Acquired Fund Shares and shall not evidence ownership of any Reorganization Shares. Unless and until any such certificate shall be so surrendered or an Affidavit relating thereto shall be delivered, any dividends and other distributions payable by the Surviving Fund subsequent to the Closing Date with respect to the Reorganization Shares allocable to a holder of such certificate(s) shall be paid to such holder, but such holder may not redeem or transfer such Reorganization Shares.

1.5 Any transfer taxes payable upon issuance of the Reorganization Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Reorganization Shares are to be issued and transferred.

1.6 As soon as practicable following the Liquidation Date, the Acquired Fund shall make all filings and take all other steps as shall be necessary and proper to effect its complete liquidation. Any reporting or filing responsibility, including, without limitation, any acts or obligations required under federal securities laws or the law of any state, of the Acquired Fund is and shall remain the responsibility of the Acquired Fund up to and including the Liquidation Date and thereafter. After the Liquidation Date, no Acquired Fund shall conduct any business except in connection with its termination.

2. Valuation

2.1 The net asset value of each class of the Reorganization Shares and the net value of the Assets shall in each case be determined as of the close of business (4:00 p.m. Boston time) on the Closing Date (the “Valuation Time”). The net asset value of each class of the Reorganization Shares, and the value of the Assets to be transferred by the

Acquired Fund and of the Liabilities to be assumed by the Surviving Fund, shall be computed by State Street Bank & Trust Company (the “Surviving Fund Custodian”), as custodian and pricing agent for the Surviving Fund, using the valuation procedures set forth in the MFS VIT II’s Amended and Restated Declaration of Trust (“MFS VIT II’s Declaration of Trust”) or Master Amended and Restated By-Laws (“MFS VIT II’s By-Laws”) and the Surviving Fund’s then-current prospectus and statement of additional information (collectively, the “Surviving Fund Valuation Procedures”), to not less than two decimal places. The determinations of the Surviving Fund Custodian shall be conclusive and binding on all parties in interest absent clear error; provided, however, that, in computing each Fund’s net asset value in accordance with this paragraph 2.1, any fair value determination required to be made by the Surviving Fund Valuation Procedures with respect to a portfolio security or other asset or liability of either Fund shall be made in accordance with the Surviving Fund’s Valuation Procedures, and any such fair value determinations shall be conclusive and binding on the Surviving Fund Custodian and all parties in interest absent clear error. The Surviving Fund Custodian shall confirm the net value of the Assets and Liabilities as of the Valuation Time (the “Acquired Fund Value”).

2.2 The number of each class of Reorganization Shares (including fractional shares, if any, rounded to the third decimal place) the Surviving Fund shall issue pursuant to paragraph 1.1(b) hereof shall be as follows: (a) the number of Initial Class Reorganization Shares shall be determined by dividing the Acquired Fund Value attributable to the Initial Class Acquired Fund Shares by the net asset value of one Initial Class Reorganization Share (computed as set forth in such paragraph), and (b) the number of Service Class Reorganization Shares shall be determined by dividing the Acquired Fund Value attributable to the Service Class Acquired Fund Shares by the net asset value of one Service Class Reorganization Share (as so computed).

2.3 Except for certain fair value determinations as described in paragraph 2.1 hereof, all computations of value shall be made by the Surviving Fund Custodian in its capacity as pricing agent for the Surviving Fund, as applicable, and in accordance with its regular practice in pricing the shares and assets of the Surviving Fund using the Surviving Fund’s Valuation Procedures.

2.4 The Acquired Fund will pay or cause to be paid to the Surviving Fund any interest, cash and dividends, rights, and other payments received by it on or after the Closing Date with respect to the properties and assets of the Acquired Fund, whether accrued or contingent. Any such distribution shall be deemed included in the Assets transferred to the Surviving Fund at the Closing Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone “ex” such distribution prior to the Valuation Time, in which case any such distribution which remains unpaid at the Closing Date shall be included in the determination of the value of the Assets of the Acquired Fund acquired by the Surviving Fund.

3. Closing and Closing Date

3.1 The Closing Date shall be December 7, 2012 or such other date on or before April 30, 2013 as the parties may agree. The Closing shall be held at 5:00 p.m., Boston time, at the offices of MFS VIT II, 500 Boylston Street, Boston, Massachusetts 02116, or at such other time and/or place as the parties may agree.

3.2 Portfolio securities shall be transferred by the Acquired Fund to the Surviving Fund Custodian for the account of the Surviving Fund on the Closing Date, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the US Treasury Department’s book-entry system or by the Depository Trust Company or other third-party depositories, by transfer to the account of the Surviving Fund Custodian in accordance with Rule 17f-4, Rule 17f-5, or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the “1940 Act”) and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency, certified or official bank check or federal fund wire, payable to the order of “State Street Bank & Trust Company, Custodian for the [name of Surviving Fund]” or in the name of any successor organization.

3.3 If on the Closing Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that accurate appraisal of the net value of the Assets or the net asset value of each class of the Reorganization Shares is impracticable, the Closing Date shall be postponed until the next business day when trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored on or before April 30, 2013, this Agreement may be terminated by either Fund upon the giving of written notice to the other.

3.4 The Acquired Fund shall deliver at the Closing a list of the names, addresses, federal taxpayer identification numbers and backup withholding and nonresident alien withholding status of the Acquired Fund Shareholders and the number of outstanding Acquired Fund Shares owned by each such shareholder, all as of the close of business on the Closing Date (the “Shareholder List”). The Surviving Fund shall issue and deliver to the Acquired Fund a confirmation evidencing the Reorganization Shares credited on the Liquidation Date, or provide evidence satisfactory to the Acquired Fund that such Reorganization Shares have been credited to the Acquired Fund’s account on the books of the Surviving Fund. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request.

4. Representations and Warranties

4.1 Sun Capital Trust, on behalf of the Acquired Fund, represents and warrants to MFS VIT II, on behalf of the Surviving Fund, as follows as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following at and as of the Closing Date:

(a) Sun Capital Trust is a statutory trust that is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and, subject to approval by the shareholders of the Acquired Fund, to carry out its obligations under this Agreement. Neither Sun Capital Trust nor the Acquired Fund is required to qualify to do business in any other jurisdiction. Sun Capital Trust has all necessary federal, state and local authorizations to own all of the properties and assets of Sun Capital Trust and to carry on its business as now being conducted;

(b) Sun Capital Trust is a duly registered investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the “Commission”) as an investment company under the 1940 Act is in full force and effect; and the Acquired Fund is a separate series of Sun Capital Trust duly constituted in accordance with the applicable provisions of Sun Capital Trust’s Declaration of Trust, Sun Capital Trust’s By-Laws and the laws of the State of Delaware;

(c) Sun Capital Trust is not, and the execution, delivery and performance of this Agreement by Sun Capital Trust will not result, in violation of any provision of Sun Capital Trust’s Declaration of Trust or Sun Capital Trust’s By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which Sun Capital Trust or the Acquired Fund is a party or by which Sun Capital Trust or the Acquired Fund is bound;

(d) The Acquired Fund has no material contracts or other commitments (other than this Agreement and agreements for the purchase and sale of securities entered into in the ordinary course of business and consistent with the Acquired Fund’s obligations under this Agreement) that will not be terminated at or prior to the Closing Date and no such termination will result in liability to Sun Capital Trust, the Acquired Fund or the Surviving Fund;

(e) Except as otherwise disclosed in writing and accepted by MFS VIT II, on behalf of the Surviving Fund, no material litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or, to the knowledge of Sun Capital Trust or the Acquired Fund, threatened against Sun Capital Trust or the Acquired Fund or any of its properties or assets. Neither Sun Capital Trust nor the Acquired Fund knows of facts that might form the basis for the institution of such proceedings, and neither Sun Capital Trust nor the Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects their business or their ability to consummate the transactions herein contemplated;

(f) (X) The statement of assets and liabilities, including the schedule of portfolio investments, of the Acquired Fund as of December 31, 2011, and the related statement of operations for the fiscal year then ended, and the statement of changes in net assets for the fiscal years ended December 31, 2011 and December 31, 2010, and the financial highlights for each of the five years in the period then ended (copies of which have been furnished to the Surviving Fund) have been audited by Deloitte & Touche LLP, Independent Registered Public Accounting Firm, and present fairly in all material respects the financial position of the Acquired Fund as of December 31, 2011 and the results of its operations and changes in net assets for the respective stated periods in accordance with accounting principles generally accepted in the United States of America. There are no known actual or contingent liabilities of the Acquired Fund as of the respective dates thereof not disclosed therein;

(Y) The unaudited statement of assets and liabilities, including the schedule of portfolio investments, of the Acquired Fund as of June 30, 2012 and the related statement of operations for the fiscal semi-annual period then ended, and the statement of changes in net assets for the fiscal semi-annual period ended June 30, 2012 (copies of which have been furnished to the Surviving Fund) present fairly in all material respects the financial position of the Acquired Fund as of June 30, 2012 and the results of its operations and changes in net assets for the stated period in accordance with accounting principles generally accepted in the United States of America consistently applied, and there are no known actual or contingent liabilities of the Acquired Fund as of the date thereof not disclosed therein or, except as otherwise disclosed in writing and accepted by MFS VIT II, on behalf of the Surviving Fund, incurred since the date thereof;

(g) Since December 31, 2011, there has not been any material adverse change in the Acquired Fund’s financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness, except as otherwise disclosed in writing and accepted by MFS VIT II, on behalf of the Surviving Fund. For the purposes of this subparagraph (g), a decline in net asset value per Acquired Fund Share resulting from losses upon the disposition of investments or from changes in the value of investments held by the Acquired Fund, or a distribution or a payment of dividends shall not constitute a material adverse change;

(h) As of the Closing Date, the Acquired Fund will have, within the times and in the manner prescribed by law, properly filed or furnished all required federal and other tax returns and reports, including information returns and payee statements, that are required to have been filed or furnished by the Acquired Fund on or before such date (taking into account any properly filed extension) and all such returns and reports were complete and accurate in all material respects. The Acquired Fund has timely paid or will timely pay, in the manner prescribed by law, all federal and other taxes shown to be due on said returns or on any assessments received by the Acquired Fund. All tax liabilities of the Acquired Fund have been adequately provided for on its books, and no tax deficiency or liability of the Acquired Fund has been asserted, and no question with respect thereto has been raised or is under audit, by the Internal Revenue Service or by any state, local or other tax authority for taxes in excess of those already paid;

(i) (X) For each taxable year of its operations and since its inception, for federal income tax purposes, the Acquired Fund has satisfied, and for the current taxable year it will satisfy, the requirements of Subchapter M of the Code for qualification and treatment as a “regulated investment company,” and the provisions of sections 851 through 855 of the Code have applied and will continue to apply to the Acquired Fund for each taxable year since its inception and for the remainder of its current taxable year beginning January 1, 2012 and ending on the Closing Date.

(Y) The Acquired Fund will declare to the Acquired Fund shareholders of record on or prior to the Closing Date a dividend or dividends which together with all previous such dividends shall have the effect of distributing to the Acquired Fund shareholders, in distributions qualifying for the dividends paid deduction under section 561 of the Code, (a) all of the excess of (i) the Acquired Fund’s investment income excludable from gross income under section 103(a) of the Code over (ii) the Acquired Fund’s deductions disallowed under sections 265 and 171(a)(2) of the Code, (b) all of the Acquired Fund’s investment company taxable income as defined in section 852 of the Code, and (c) all of the Acquired Fund’s net realized capital gain (after reduction for any capital loss carry forward), in each case computed without regard to any deduction for dividends paid and in each case for both the taxable year ending on December 31, 2011 and the short taxable year beginning on January 1, 2012 and ending on the Closing Date. Such dividends will be declared to ensure continued qualification of the Acquired Fund as a “regulated investment company” for tax purposes and to eliminate fund-level tax. The Acquired Fund has no undistributed accumulated earnings and profits for any year beginning prior to January 1, 2012.

(Z) For all taxable years and all applicable quarters of the Acquired Fund from the date of its inception, the assets of the Acquired Fund have been sufficiently diversified that each segregated asset account investing all its assets in the Acquired Fund was adequately diversified within the meaning of Section 817(h) of the Code and applicable regulations thereunder as if those provisions applied directly to the Acquired Fund. The Acquired Fund’s shares are (and since its inception have been) held only by (a) insurance company “segregated asset accounts” within the meaning of Treas. Reg. Section 1.817-5(e), and (b) other purchasers of the kind specified in Treas. Reg. Section 1.817-5(f)(3) as from time to time in effect.

(j) The authorized capital of Sun Capital Trust consists of an unlimited number of shares of beneficial interest, currently divided into twenty-two series and, with respect to the Acquired Fund, into two classes at the date hereof. All issued and outstanding Acquired Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable by Sun Capital Trust (except as described in the Acquired Fund’s current prospectus and statement of additional information). All of the issued and outstanding Acquired Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the Shareholder List. Sun Capital Trust does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquired Fund Shares, nor is there outstanding any security convertible into any Acquired Fund Shares;

(k) Except as set forth in the list to be provided pursuant to Section 5.11, at the Closing Date the Acquired Fund will have good and marketable title to the Assets and full right, power and authority to sell, assign, transfer, convey and deliver the Assets hereunder, and upon delivery and payment for the Assets, the Surviving Fund will acquire good and marketable title thereto subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933, as amended (the “1933 Act”);

(l) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Sun Capital Trust, on behalf of the Acquired Fund (with the exception of the approval of this Agreement by the Acquired Fund’s shareholders as described in paragraph 8.1 below), and this Agreement constitutes a valid and binding obligation of the Acquired Fund enforceable in accordance with its terms, subject to the approval of such shareholders and, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(m) The information to be furnished by the Acquired Fund for use in applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply fully with federal securities and other laws and regulations thereunder applicable thereto;

(n) The proxy statement of the Acquired Fund (the “Proxy Statement”) to be included in the Registration Statement (as defined in paragraph 5.8 hereof) (other than written information furnished by the Surviving Fund for inclusion therein, as covered by MFS VIT II’s representation and warranty in paragraph 4.2(n) hereof), on the effective date of the Registration Statement, on the date of the Meeting (as defined in paragraph 5.2 hereof) and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading;

(o) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Sun Capital Trust, on behalf of the Acquired Fund, of the transactions contemplated by this Agreement, except such as will have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act and the rules and regulations thereunder (collectively, the “Acts”), and such as may be required under state securities laws;

(p) All of the issued and outstanding Acquired Fund Shares have been offered for sale and sold in conformity with all applicable federal and state securities laws, except as may have been previously disclosed in writing to the Surviving Fund;

(q) The then current prospectus and statement of additional information of the Acquired Fund, as supplemented and updated from time to time (the “Acquired Fund Prospectus”), will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder on the date of the Proxy Statement, on the date of the Meeting and on the Closing Date and will not on any of such dates include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(r) The Acquired Fund’s investment operations from December 31, 2009 to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquired Fund’s prospectus and statement of additional information, as in effect at the time, except as previously disclosed in writing to the Surviving Fund;

(s) The Acquired Fund currently complies in all material respects with, and since December 31, 2009 has complied in all material respects with, the requirements of, and the rules and regulations under the Acts. The Acquired Fund currently complies in all material respects with, and since December 31, 2009 has complied in all material respects with, the requirements of, and the rules and regulations under the “federal securities laws,” as such term is defined in Rule 38a-1 under the 1940 Act (other than the Acts), and state laws, including state blue sky laws, except where the failure to so comply would not have a Material Adverse Effect. For purposes of this Section 4.1(s), “Material Adverse Effect” means an event that is reasonably likely to cause a material decline in the net asset value of the Acquired Fund’s shares.

(t) There are no material contracts outstanding to which the Acquired Fund is a party, other than as disclosed as an exhibit in the Acquired Fund’s registration statement on Form N-1A, in the Registration Statement or except as otherwise disclosed in writing to the Surviving Fund; and

(u) The books and records of the Acquired Fund made available to the Surviving Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquired Fund.

(v) The Acquired Fund incurred the Liabilities in the ordinary course of its business.

4.2 MFS VIT II, on behalf of the Surviving Fund, represents and warrants to Sun Capital Trust, on behalf of the Acquired Fund, as follows as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following at and as of the Closing Date:

(a) MFS VIT II is a business trust that is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. Neither MFS VIT II nor the Surviving Fund is required to qualify to do business in any other jurisdiction. MFS VIT II has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted.

(b) MFS VIT II is a duly registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and the Surviving Fund is a separate series of MFS VIT II duly constituted in accordance with the applicable provisions of MFS VIT II’s Declaration of Trust, MFS VIT II’s By-Laws and the laws of The Commonwealth of Massachusetts;

(c) The current prospectus and statement of additional information of the Surviving Fund, each dated April 29, 2012, as supplemented and updated from time to time (collectively, the “Surviving Fund Prospectus”), and the Registration Statement (other than written information furnished by the Acquired Fund for inclusion therein as covered by the Acquired Fund’s representation and warranty in paragraph 4.1(n) hereof) will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder on the date of the Proxy Statement, on the date of the Meeting and on the Closing Date and will not on any of such dates include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d) At the Closing Date, the Surviving Fund will have good and marketable title to its assets;

(e) MFS VIT II is not, and the execution, delivery and performance of this Agreement will not result, in violation of MFS VIT II’s Declaration of Trust or MFS VIT II’s By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which MFS VIT II or the Surviving Fund is a party or by which Sun Capital Trust or the Surviving Fund is bound;

(f) Except as otherwise disclosed in writing to and accepted by Sun Capital Trust, on behalf of the Acquired Fund, no material litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or, to the knowledge of MFS VIT II or the Surviving Fund, threatened against MFS VIT II or the Surviving Fund or any of its properties or assets. Neither MFS VIT II nor the Surviving Fund knows of facts that might form the basis for the institution of such proceedings, and neither MFS VIT II nor the Surviving Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects their business or their ability to consummate the transaction herein contemplated;

(g) (A) The statement of assets and liabilities, including the schedule of portfolio investments, of the Surviving Fund as of December 31, 2011, and the related statement of operations for the fiscal year then ended, and the statement of changes in net assets for the fiscal years ended December 31, 2011 and December 31, 2010, and the financial highlights for each of the five years in the period then ended (copies of which have been furnished to the Acquired Fund) have been audited by Deloitte & Touche LLP, Independent Registered Public Accounting Firm, and present fairly in all material respects the financial position of the Surviving Fund as of December 31, 2011 and the results of its operations and changes in net assets for the respective stated periods in accordance with accounting principles generally accepted in the United States of America. There are no known actual or contingent liabilities of the Surviving Fund as of the respective dates thereof not disclosed therein;

(B) The unaudited statement of assets and liabilities, including the schedule of portfolio investments, of the Surviving Fund as of June 30, 2012 and the related statement of operations for the fiscal semi-annual period then ended, and the statement of changes in net assets for the fiscal semi-annual period ended June 30, 2012 (copies of which have been furnished to the Acquired Fund) present fairly in all material respects the financial position of the Surviving Fund as of June 30, 2012 and the results of its operations and changes in net assets for the stated period in accordance with accounting principles generally accepted in the United States of America consistently applied, and there are no known actual or contingent liabilities of the Surviving Fund as of the date thereof not disclosed therein;

(h) Since December 31, 2011, there has not been any material adverse change in the Surviving Fund’s financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Surviving Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Sun Capital Trust on behalf of the Acquired Fund. For the purposes of this subparagraph (h), a decline in net asset value per Surviving Fund Share resulting from losses upon the disposition of investments or from changes in the value of investments held by the Surviving Fund, or a distribution or a payment of dividends, shall not constitute a material adverse change;

(i) As of the Closing Date, the Surviving Fund, will have, within the times and in the manner prescribed by law, properly filed all federal and other tax returns and reports that are required to be filed by the Surviving Fund by such date (taking into account any properly filed extension), and all such returns and reports were complete and accurate in all material respects. The Surviving Fund has timely paid or will timely pay, in the manner prescribed by law, all federal and other taxes shown to be due on said returns or on any assessments received by the Surviving Fund. All tax liabilities of the Surviving Fund have been adequately provided for on its books, and no tax deficiency or liability of the Surviving Fund has been asserted, and no question with respect thereto has been raised or is under audit, by the Internal Revenue Service or by any state, local or other tax authority for taxes in excess of those already paid;

(j) (X) For each taxable year of its operations since its inception, for federal income tax purposes, the Surviving Fund has satisfied, and for the current taxable year it will satisfy, the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company, and the provisions of sections 851 through 855 of the Code have applied and will continue to apply to the Surviving Fund for each taxable year since its inception and for the remainder of its current taxable year beginning January 1, 2012 and ending on the Closing Date.

(Y) For all taxable years and all applicable quarters of the Surviving Fund from the date of its inception, the assets of the Surviving Fund have been sufficiently diversified that each segregated asset account investing all its assets in the Surviving Fund was adequately diversified within the meaning of Section 817(h) of the Code and applicable regulations thereunder as if those provisions applied directly to the Surviving Fund.

(Z) The Surviving Fund’s shares are (and since its inception have been) held only by (a) insurance company “segregated asset accounts” within the meaning of Treas. Reg. Section 1.817-5(e), and (b) other purchasers of the kind specified in Treas. Reg. Section 1.817-5(f)(3) as from time to time in effect.

(k) The authorized capital of MFS VIT II consists of an unlimited number of shares of beneficial interest, currently divided into twenty-one series and, into two classes at the date hereof. All issued and outstanding Surviving Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable by MFS VIT II (except as described in the Surviving Fund’s current prospectus and statement of additional information). The Surviving Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Surviving Fund Shares, nor is there outstanding any security convertible into any such shares;

(l) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of MFS VIT II, on behalf of the Surviving Fund, and this Agreement constitutes a valid and binding obligation of the Surviving Fund enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(m) The Reorganization Shares to be issued and delivered to the Acquired Fund pursuant to the terms of this Agreement will be duly authorized at the Closing Date and, when so issued and delivered, will be duly and validly issued Surviving Fund Shares and will be fully paid and nonassessable by the Surviving Fund (except as described in the Surviving Fund’s current prospectus and statement of additional information);

(n) The information to be furnished by the Surviving Fund for use in applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply fully with federal securities and other laws and regulations applicable thereto;

(o) MFS VIT II, on behalf of the Surviving Fund, agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such state securities laws or other securities laws as it may deem appropriate in order to continue its operations and the operations of the Surviving Fund after the Closing Date;

(p) All of the Surviving Fund’s issued and outstanding Surviving Fund Shares have been offered for sale and sold in conformity with all applicable federal and state securities laws, except as may have been previously disclosed in writing to the Acquired Fund;

(q) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by MFS VIT II, on behalf of the Surviving Fund, of the transactions contemplated by this Agreement, except such as will have been obtained under the Acts and such as may be required under state securities laws;

(r) The Surviving Fund currently complies in all material respects with, and since December 31, 2009 has complied in all material respects with, the requirements of, and the rules and regulations under the Acts.

(s) The Surviving Fund currently complies in all material respects with, and since December 31, 2009 has complied in all material respects with, the requirements of, and the rules and regulations under the “federal securities laws,” as such term is defined in Rule 38a-1 under the 1940 Act (other than the Acts), and state laws, including state blue sky laws, except where the failure to so comply would not have a Material Adverse Effect. For purposes of this Section 4.2(s), “Material Adverse Effect” means an event that is reasonably likely to cause a material decline in the net asset value of the Surviving Fund’s shares; and

(t) No consideration other than Reorganization Shares (and the Surviving Fund’s assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization.

5. Covenants

5.1 Each Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions, provided, however that the Acquired Fund may (i) take appropriate steps to transition its portfolio holdings in anticipation of the Reorganization as the Acquired and Surviving Fund may mutually agree and provided further that the Acquired Fund shall declare and pay the distribution contemplated by paragraph 4.1.(i)(Y) hereof.

5.2 Sun Capital Trust on behalf of the Acquired Fund will call a meeting of shareholders of the Acquired Fund (the “Meeting”) as soon as practicable for the purpose of considering and acting upon this Agreement and authorizing the liquidation of the Acquired Fund and to take all other action necessary to obtain approval of the transactions contemplated herein.

5.3 Sun Capital Trust covenants that the Reorganization Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

5.4 Sun Capital Trust covenants that it will, from time to time, as and whereas requested by the Surviving Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Surviving Fund may reasonably deem necessary or desirable to vest in and confirm the Surviving Fund’s title to and possession of all the Assets and otherwise carry out the intent and purpose of this Agreement.

5.5 Sun Capital Trust will provide such information as MFS VIT II reasonably requests concerning the ownership of Acquired Fund Shares, including the information specified in paragraph 3.4 hereof.

5.6 Subject to the provisions of this Agreement, MFS VIT II and Sun Capital Trust each will take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.7 Sun Capital Trust will furnish to MFS VIT II on the Closing Date the Statement of Assets and Liabilities. As promptly as practicable, but in any case within 60 days after the Closing Date, Sun Capital Trust or its designee will furnish to MFS VIT II, in such form as is reasonably satisfactory to MFS VIT II, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes, and of any capital loss carry forwards and other items that the Surviving Fund will succeed to and take into account as a result of Section 381 of the Code.

5.8 MFS VIT II, on behalf of the Surviving Fund, will prepare and file with the Commission a Registration Statement on Form N-14 (the “Registration Statement”) in compliance with the 1933 Act and the 1940 Act, in connection with the issuance of the Reorganization Shares as contemplated herein.

5.9 MFS VIT II, on behalf of the Surviving Fund, will prepare a Proxy Statement, to be included in the Registration Statement in compliance with the Acts, in connection with the Meeting to consider approval of this Agreement.

5.10 Sun Capital Trust agrees to provide the Surviving Fund with information applicable to the Acquired Fund required under the Acts for inclusion in the Registration Statement and the Proxy Statement.

5.11 At least five (5) business days prior to the Exchange Date, the Acquired Fund will provide the Surviving Fund with a list of its assets and a list of its known liabilities. The Acquired Fund shall have the right to sell and purchase securities as contemplated by Section 5.1 and to discharge liabilities arising from or taking the form of investments, in each case, shown on the list, prior to the Closing Date but will not, without the prior approval of MFS VIT II, on behalf of the Surviving Fund, assume any additional investment-related liabilities other than securities that the Surviving Fund is permitted to purchase, or investment liabilities the Surviving Fund is permitted to incur, in each case, pursuant to its investment objective and policies or otherwise (taking into consideration its own portfolio composition as of such date). MFS VIT II agrees to notify Sun Capital Trust promptly after receipt of such list if any of the assets or liabilities appearing thereon are assets or liabilities that the Surviving Fund may not properly acquire or assume, respectively, by reason of limitations contained in MFS VIT II’s Declaration of Trust or an investment restriction disclosed in the Surviving Fund’s prospectus or statement of additional information as then in effect. In the event that the Acquired Fund holds any investments that it has been notified that the Surviving Fund would not be permitted to hold, or is subject to investment liabilities the Surviving Fund is not permitted to incur, the Acquired Fund will dispose of such assets, or discharge such investment-related liabilities prior to the Closing Date.

6. Conditions Precedent to Obligations of Sun Capital Trust on behalf of the Acquired Fund

The obligations of Sun Capital Trust to consummate the transactions provided for herein shall be, at its election, subject to the performance by the Surviving Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions.

6.1 All representations and warranties of MFS VIT II, on behalf of the Surviving Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

6.2 All material documents related thereto shall be reasonably satisfactory in form and substance to the Acquired Fund.

6.3 MFS VIT II, on behalf of the Surviving Fund, shall have delivered to Sun Capital Trust on the Closing Date a certificate executed in its name by its President, Vice President, Secretary or Assistant Secretary and Treasurer, Deputy Treasurer or Assistant Treasurer, in form and substance satisfactory to Sun Capital Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Surviving Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that MFS VIT II and the Surviving Fund shall have complied with all covenants and agreements and satisfied all conditions on their parts to be performed or satisfied under this Agreement at or prior to the Closing Date, and as to such other matters as Sun Capital Trust shall reasonably request.

6.4 Sun Capital Trust shall have received on the Closing Date a favorable opinion from Ropes & Gray LLP, counsel to MFS VIT II, dated as of the Closing Date, in a form satisfactory to Sun Capital Trust, to the effect that:

(a) MFS VIT II is a business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as currently conducted, as described in the Registration Statement. The Surviving Fund is a separate series of MFS VIT II duly constituted in accordance with MFS VIT II’s Declaration of Trust and MFS VIT II’s By-Laws;

(b) this Agreement has been duly authorized, executed and delivered by the Surviving Fund and, assuming that the Surviving Fund prospectus contained in the Registration Statement, the Registration Statement and the Proxy Statement comply with the Acts, and assuming due authorization, execution and delivery of this Agreement by Sun Capital Trust on behalf of the Acquired Fund, is a valid and binding obligation of MFS VIT II and the Surviving Fund enforceable against MFS VIT II and the Surviving Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c) assuming that consideration therefor of not less than the net asset value thereof has been paid, the Reorganization Shares to be issued and delivered to the Acquired Fund on behalf of the Acquired Fund Shareholders as provided by this Agreement are duly authorized and upon such issuance and delivery will be validly issued and outstanding and fully paid and nonassessable shares of beneficial interest in the Surviving Fund (except as described in the Registration Statement), and no shareholder of the Surviving Fund has any preemptive right to subscription or purchase in respect thereof pursuant to any federal or Massachusetts law or MFS VIT II’s Declaration of Trust or MFS VIT II’s By-Laws;

(d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate MFS VIT II’s Declaration of Trust or MFS VIT II’s By-Laws, or any material provision of any agreement listed as an exhibit in MFS VIT II’s registration statement on Form N-1A to which MFS VIT II or the Surviving Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any such agreement, or any judgment or decree to which MFS VIT II or the Surviving Fund is a party or by which it is bound;

(e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by MFS VIT II or the Surviving Fund of the transactions contemplated herein, except such as have been obtained under the Acts and under state securities laws;

(f) to the knowledge of such counsel, there are no legal or governmental proceedings relating to MFS VIT II or the Surviving Fund existing on or before the date of mailing the Proxy Statement or the Closing Date required to be described in the Registration Statement that are not described as required; and

(g) to the knowledge of such counsel, MFS VIT II is a duly registered investment company, its registration with the Commission as an investment company under the 1940 Act is in full force and effect, the Registration Statement has been declared or otherwise become effective under the 1933 Act, and, to the knowledge of such counsel, no stop order suspending such effectiveness has been issued.

7. Conditions Precedent to Obligations of MFS VIT II on behalf of the Surviving Fund

The obligations of MFS VIT II, on behalf of the Surviving Fund, to complete the transactions provided for herein shall be, at its election, subject to the performance by Sun Capital Trust, on behalf of the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

7.1 All representations and warranties of Sun Capital Trust, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

7.2 All material documents related thereto shall be reasonably satisfactory in form and substance to the Surviving Fund.

7.3 Sun Capital Trust, on behalf of the Acquired Fund, shall have delivered to the Surviving Fund the Statement of Assets and Liabilities, together with a list of the Acquired Fund’s portfolio securities showing the federal income tax bases of and holding periods for such securities as of the Closing Date, certified by the Treasurer, Deputy Treasurer or Assistant Treasurer of Sun Capital Trust;

7.4 Sun Capital Trust, on behalf of the Acquired Fund, shall have delivered to MFS VIT II on the Closing Date a certificate executed in its name by its President, Vice President, Secretary or Assistant Secretary and Treasurer, Deputy Treasurer or Assistant Treasurer, in form and substance satisfactory to MFS VIT II and dated as of the Closing Date, to the effect that the representations and warranties of Sun Capital Trust, on behalf of the Acquired Fund, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Acquired Fund shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date, and as to such other matters as the Surviving Fund shall reasonably request;

7.5 The Acquired Fund’s transfer agent shall have provided to the Surviving Fund’s transfer agent (i) the originals or true copies of all of the records of the Acquired Fund in the possession of the Acquired Fund’s transfer agent as of the Closing Date, (ii) a record specifying the number of Acquired Fund Shares outstanding as of the Valuation Date, and (iii) a record specifying the name and address of each holder of record of any Acquired Fund Shares and the number of Acquired Fund Shares held of record by each such shareholder as of the Valuation Date. The Acquired Fund’s transfer agent shall also have provided the Surviving Fund with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

7.6 MFS VIT II shall have received on the Closing Date a favorable opinion from Dechert LLP, counsel to Sun Capital Trust, dated as of the Closing Date, in a form satisfactory to the Surviving Fund to the effect that:

(a) Sun Capital Trust is a statutory trust duly organized and validly existing under the laws of the State of Delaware and has power to own all of its properties and assets and to carry on its business as currently conducted, as described in the Registration Statement. The Acquired Fund is a separate series of Sun Capital Trust duly constituted in accordance with Sun Capital Trust’s Declaration of Trust and Sun Capital Trust’s By-Laws;

(b) this Agreement has been duly authorized, executed and delivered by Sun Capital Trust and, assuming that the Surviving Fund prospectus contained in the Registration Statement, the Registration Statement and the Proxy Statement comply with the Acts, and assuming due authorization, execution and delivery of this Agreement by MFS VIT II, on behalf of the Surviving Fund, is a valid and binding obligation of Sun Capital Trust and the Acquired Fund enforceable against Sun Capital Trust and the Acquired Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c) Sun Capital Trust, on behalf of the Acquired Fund, has power to sell, assign, convey, transfer and deliver the assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, the Acquired Fund will have duly, sold, assigned, conveyed, transferred and delivered such assets to the Surviving Fund.

(d) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Sun Capital Trust’s Declaration of Trust or Sun Capital Trust’s By-Laws, or any material provision of any agreement listed as an Exhibit in Sun Capital Trust’s registration statement on Form N-1A to which Sun Capital Trust or the Acquired Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any such agreement, or any judgment or decree to which Sun Capital Trust or the Surviving Fund is a party or by which it is bound;

(e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Sun Capital Trust of the transactions contemplated herein, except such as have been obtained under the Acts and such as may be required under state securities laws;

(f) to the knowledge of such counsel, there are no legal or governmental proceedings relating to Sun Capital Trust or the Acquired Fund existing on or before the date of mailing the Proxy Statement or the Closing Date required to be described in the Proxy Statement that are not described as required;

(g) assuming that consideration therefor of not less than the net asset value and the par value thereof has been paid, and assuming that such shares were issued in accordance with the terms of the Acquired Fund’s registration statement or any amendment thereto in effect at the time of such issuance, all issued and outstanding shares of the Acquired Fund are validly issued and outstanding and fully paid and nonassessable by the Acquired Fund (except as described in the Acquired Fund’s current prospectus and statement of additional information); and

(h) to the knowledge of such counsel, Sun Capital Trust is a duly registered investment company, and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect.

7.7 Sun Capital Trust, on behalf of the Acquired Fund, shall have terminated as of the Closing Date any otherwise continuing post-Closing Date obligations of the Surviving Fund to pay or reimburse third parties and broker-dealers and other financial institutions, for post Closing Date recordkeeping services, sub-accounting services, other shareholder or administrative services, and other similar post-Closing Date services for the benefit of the Acquired Fund or its shareholders, and all associated liabilities of the Acquired Fund in respect of such services performed through the Closing Date shall have been accrued or paid.

7.8 The assets of the Acquired Fund to be acquired, and investment-related liabilities to be assumed, by the Surviving Fund will include no assets or liabilities which the Surviving Fund, by reason of limitations contained in MFS VIT II’s Declaration of Trust or of investment restrictions disclosed in the Surviving Fund’s prospectus and statement of additional information in effect on the Closing Date, or by reason of applicable law, may not properly acquire or assume.

8. Further Conditions Precedent to Obligations of MFS VIT II on behalf of the Surviving Fund and Sun Capital Trust on behalf of the Acquired Fund

The obligations of MFS VIT II hereunder as to the Surviving Fund, are, at the option of Sun Capital Trust, and the obligations hereunder of Sun Capital Trust as to the Acquired Fund, are, at the option of MFS VIT II, each subject to the further conditions that on or before the Closing Date:

8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of outstanding Acquired Fund Shares in accordance with the provisions of Sun Capital Trust’s Declaration of Trust and By-Laws and the 1940 Act and the rules thereunder, and certified copies of the resolutions evidencing such approval shall have been delivered to the Surviving Fund. Although the owners of record of the Acquired Fund Shares are separate accounts of insurance companies that fund variable annuity contracts or variable life insurance policies, the owners of such contracts will have the opportunity to instruct the relevant insurance company on how to vote them;

8.2 On the Closing Date no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including “no-action” positions of such federal or state authorities) deemed necessary by MFS VIT II, on behalf of the Surviving Fund, or Sun Capital Trust, on behalf of the Acquired Fund, to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of either Fund, provided that either MFS VIT II, on behalf of the Surviving Fund, or Sun Capital Trust, on behalf of the Acquired Fund, may waive any such conditions for itself, respectively;

8.4 The Registration Statement shall have become effective under the 1933 Act and, as of the Closing Date, no stop orders suspending the effectiveness thereof shall have been issued, and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act;

8.5 The Acquired Fund and the Surviving Fund shall have received a favorable opinion of Ropes & Gray LLP dated on the Closing Date (which opinion will be subject to certain qualifications) satisfactory to both parties substantially to the effect that, for U.S. federal income tax purposes, on the basis of the existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules, and court decisions, and assuming, among other assumptions, that the variable annuity contracts or variable life insurance policies funded by insurance company separate accounts that hold shares of the Funds (for purposes of this paragraph 8.5, each a “contract” and collectively, the “contracts”) and the insurance companies issuing the contracts are properly structured under Subchapter L of the Code, the Reorganization will not be a taxable event for contract owners (the “Tax Opinion”). The Tax Opinion will be based on certain factual certifications made by officers of the Trusts, on behalf of each Fund and will also be based on reasonable assumptions. The Tax Opinion may state that it is not a guarantee that the tax consequences of the Reorganization will be as described above, and that there is no assurance that the Internal Revenue Service or a court would agree with the opinion.

8.6 The Board of Trustees of each Fund shall have determined, with respect to each Fund, that the Reorganization is in the best interests of the Fund and is not dilutive of the interests of the Fund’s existing shareholders and, based on such determinations, shall have approved this Agreement and the transactions contemplated thereby.

9. Brokerage Fees and Expenses; Contingent Deferred Sales Charges; Certain Tax Matters; Certain Records

9.1 Sun Capital Trust and MFS VIT II each represents and warrants to the other that there are no brokers or finders entitled to receive any payments from either party to this Agreement in connection with the transactions provided for herein.

9.2 Each Fund will be liable for its own expenses incurred in connection with entering into and carrying out the provisions of this Agreement, whether or not the Reorganization is consummated except that Massachusetts Financial Services (“MFS”) shall pay the Acquired Fund’s reasonable expenses in connection herewith whether or not the Reorganization is consummated, subject to Section 11.2. Such expenses include, without limitation, (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the Registration Statement (other than registration fees payable to the Commission in respect of the registration of the Surviving Fund shares registered thereby, which shall be payable by the Surviving Fund); (iii) expenses associated with the preparation of the Proxy Statement to be included in the Registration Statement; (iv) fees and expenses of preparing and filing such forms as are necessary under any applicable state securities laws in connection with the Reorganization; (v) postage; (vi) printing; (vii) accounting fees; (viii) legal fees; and (ix) costs incurred in soliciting proxies from shareholders and voting instructions from owners of variable annuity and variable life contracts, in each case relating to the Reorganization, provided however MFS shall not pay for any expenses incurred in connection with portfolio repositioning of the Acquired Fund as described in Section 5.11 above.

9.3 MFS VIT II agrees that the Reorganization Shares issued in connection with the Reorganization will not be subject to any initial sales charge.

9.4 Sun Capital Trust agrees that it or its designee shall, on behalf of the Acquired Fund, file or furnish all federal, state and other tax returns, forms and reports, including information returns and payee statements, if applicable, of the Acquired Fund required by law to be filed or furnished (taking into account any properly filed extensions) by such dates as required by law to be filed or furnished, and shall provide such other federal and state tax information to shareholders of the Acquired Fund as has been customarily provided by the Acquired Fund, all with respect to the fiscal period commencing January 1, 2012 and ending on the Closing Date, or with respect to any prior period, to the extent such returns, forms, reports or other information was required by law to be filed or furnished (taking into account any properly filed extensions), or was customarily provided by the Acquired Fund if applicable, after the Closing Date; and all such returns, forms, reports or other information shall be complete and accurate in all material respects.

9.5 Sun Capital Trust, on behalf of the Acquired Fund, agrees that it or its designee shall deliver to MFS VIT II, on behalf of the Surviving Fund, on the Closing Date or as soon thereafter as possible: (a) Acquired Fund shareholder statements and to the extent relevant, tax forms for the taxable years ended December 31, 2010 and December 31, 2011, and the short taxable year commencing on January 1, 2012 and ending on the Closing Date; (b) detailed records indicating the status of all certificates representing ownership of the Acquired Fund Shares issued since inception of the Acquired Fund (e.g., indicating whether the certificates are outstanding or cancelled); and (c) a copy of such tax books and records as the Acquired Fund has maintained for purposes of preparing any tax returns

(including any information returns), and such other books and records maintained by Acquired Fund as are reasonably necessary for purposes of preparing any tax returns (including any information returns) required by law to be filed by the Surviving Fund after the Closing Date.

9.6 The Acquired Fund shall, promptly following the Closing Date, deliver to the Surviving Fund all of the Acquired Fund’s books and records required to be maintained by the Surviving Fund under the 1940 Act and other applicable laws including without limitation those books and records requested pursuant to the “Records Retention Matrix”.

10. Entire Agreement

Sun Capital Trust and MFS VIT II agree that neither party has made any representation, warranty or covenant not set forth herein or referred to in Article 4 hereof or required in connection with paragraph 8.5 hereof and that this Agreement constitutes the entire agreement between the parties.

11. Termination

11.1 This Agreement may be terminated by the mutual written agreement of Sun Capital Trust and MFS VIT II. In addition, either party may at its option terminate this Agreement unilaterally at or prior to the Closing Date because of:

(a) a material breach by the other of any representation, warranty or agreement contained herein to be performed at or prior to the Closing Date, which breach or failure to perform cannot be cured or has not been cured within 15 calendar days (but not later than the termination date set forth in Section 11.3 herein) after the giving of written notice by the party seeking to terminate hereunder; provided, however, that if the party seeking to terminate hereunder is in breach of any provision of this Agreement, such party may not terminate this Agreement pursuant to this Section.

(b) a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and that reasonably appears will not or cannot be met by the Closing Date, unless otherwise provided for herein; or

(c) any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling, or decree or taken any other action restraining, enjoining, or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein, and such judgment, injunction, order, ruling, decree, or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 11.1(c) shall have used its reasonable efforts to have such judgment, injunction, order, ruling, decree, or other action lifted, vacated, or denied.

11.2 In the event of any such termination, there shall be no liability for damages on the part of either Sun Capital Trust, MFS VIT II or MFS, or their respective trustees or officers, to the other party or its trustees or officers, but each shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement except that MFS agrees to reimburse the Acquired Fund for its expenses pursuant to paragraph 9.2 herein unless such termination is a result of the Acquired Fund’s material breach pursuant to Section 11.1(a) or failure to perform a condition precedent to the Reorganization pursuant to Section 11.1(b).

11.3 If the transactions contemplated by this Agreement have not been substantially completed by April 30, 2013, this Agreement shall automatically terminate on that date unless a later date is agreed to by all of the parties to this Agreement.

12. Amendments

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of MFS VIT II and Sun Capital Trust; provided, however, that following the Meeting, no such amendment may have the effect of changing the provisions for determining the number of

Reorganization Shares to be issued to the Acquired Fund Shareholders under this Agreement to their detriment without their further approval; and provided further that nothing contained in this Article 12 shall be construed to prohibit the parties from amending this Agreement to change the Closing Date.

13. Notices

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be personally delivered or given by facsimile or certified mail addressed to: (a) Sun Capital Trust, on behalf of the Acquired Fund at One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, Attention: Secretary; or (b) MFS, or MFS VIT II, on behalf of the Surviving Fund, each at 500 Boylston Street, Boston, Massachusetts 02116, Attention: Assistant Secretary.

14. Miscellaneous

14.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

14.3 This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without giving effect to the conflicts of laws principles thereof; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

14.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

14.5 A copy of Sun Capital Trust’s Declaration of Trust has been filed as an exhibit to Sun Capital Trust’s registration statement on Form N-1A with the Securities and Exchange Commission (“Commission”). MFS VIT II acknowledges that the obligations of or arising out of this instrument are not binding upon any of Sun Capital Trust’s trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of Sun Capital Trust. MFS VIT II further acknowledges that the assets and liabilities of each series of Sun Capital Trust are separate and distinct and that the obligations of or arising out of this instrument with respect to the Acquired Fund are binding solely upon the assets or property of that Acquired Fund.

14.6 A copy of MFS VIT II’s Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. Sun Capital Trust acknowledges that the obligations of or arising out of this instrument are not binding upon any of MFS VIT II’s trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of MFS VIT II. Sun Capital Trust further acknowledges that the assets and liabilities of each series of MFS VIT II are separate and distinct and that the obligations arising out of this instrument with respect to the Surviving Fund are binding solely upon the assets or property of that Surviving Fund.

14.7 Notwithstanding Article 12 of this Agreement, but subject to the first provision contained therein, either party to this Agreement, with the consent of its President, Vice President, Secretary or Assistant Secretary, may waive any condition (other than that contained in paragraph 8.5 hereof) or covenant to which the other party is subject or may modify such condition or covenant in a manner deemed appropriate by any such officer.

14.8 No representations, warranties, covenants or agreements in or pursuant to this Agreement, except for the provisions of paragraphs 1.1, 1.3, 1.6, 4.1(m), 4.2 (n), 5.4, 5.5, 5.6, 5.7, 9, 10, 11.2, 13 and 14 of this Agreement, shall survive the Reorganization in accordance with their terms.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer thereof.

SUN CAPITAL ADVISERS TRUST, on behalf of SC PIMCO High Yield Fund, one of its series

By:	/S/ John T. Donnelly
Name: John T. Donnelly
Title: President, Chief Executive Officer & Trustee

MFS VARIABLE INSURANCE TRUST II, on its behalf and on behalf of MFS High Yield Portfolio, one of its series

By:	/S/ John M. Corcoran
Name: John M. Corcoran
Title: President

MASSACHUSETTS FINANCIAL SERVICES COMPANY (solely with respect to paragraphs 9.2 and 11.2)

By:	/S/ Michael W. Roberge
Name: Michael W. Roberge
Title: President